UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 1, 2014

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On June 30, 2014, Arch Capital Group Ltd. (“ACGL”) and its subsidiaries, Arch Capital Group (U.S.) Inc. (“ACUS”), Arch Reinsurance Ltd. (“ARL”), Arch Reinsurance Company (“ARC”), Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company and Arch Insurance Company (Europe) Limited, (such subsidiaries are referred to as “Designated Subsidiary Borrowers” and, together with ACGL, the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association and Lloyds Bank plc, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers and the other lenders party thereto.  Under the terms of the Credit Agreement, up to $500 million of secured letters of credit may be issued to the Designated Subsidiary Borrowers.  An unsecured revolving loan and unsecured letters of credit are available to ACGL and ACUS, and unsecured letters of credit are available for each of ACGL, ARL and ARC, with a limit of $100 million for each of ARL and ARC, and with the aggregate of loans and unsecured letters of credit not to exceed $300 million.

Revolving loans will be made at a variable rate based on LIBOR or an alternative base rate at the choice of ACGL.  The Credit Agreement contains customary covenants which limit our ability to dispose of material assets, consolidate or merge, pay dividends, or incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to minimum thresholds and exceptions.  The Credit Agreement also contains affirmative covenants, including maintaining certain financial strength ratings, and financial covenants based on tangible net worth and maximum leverage.  In addition, the Credit Agreement provides that the obligations of the Borrowers may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject in some instances to materiality thresholds and grace periods) payment defaults, covenant defaults, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, cross-defaults under other agreements, loss of insurance licenses, ERISA events and judgments.  ACUS guarantees the obligations of ACGL, and ACGL guarantees the obligations of ACUS.

The Credit Agreement amends and restates the credit agreement, dated as of August 18, 2011, as amended on December 9, 2013, by and among ACGL, the Designated Subsidiary Borrowers and the lenders party thereto.

The Credit Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 1.02                                  Termination of a Material Definitive Agreement

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1

Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among Arch Capital Group Ltd. and its subsidiaries, Arch Capital Group (U.S.) Inc., Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company and Arch Insurance Company (Europe) Limited, and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association and Lloyds Bank plc, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: July 1, 2014	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	Chairman and Chief Executive Officer, Arch Worldwide Reinsurance and Mortgage Groups

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1

Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among Arch Capital Group Ltd. (“ACGL”) and its subsidiaries, Arch Capital Group (U.S.) Inc. (“ACUS”), Arch Reinsurance Ltd. (“ARL”), Arch Reinsurance Company (“ARC”), Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company and Arch Insurance Company (Europe) Limited, and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association and Lloyds Bank plc, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers and the other lenders party thereto.